Exhibit 21

SUBSIDIARIES OF THE SCOTTS MIRACLE-GRO COMPANY

(as of September 30, 2011)

Gutwein & Co., Inc., an Indiana corporation

Scotts Global Investments, Inc., a Delaware corporation

Scotts Switzerland Holdings, SA (Switzerland)

SMG Brands, Inc., a Delaware corporation

SMG Growing Media, Inc., an Ohio corporation

Rod McLellan Company, a California corporation

SMGM LLC, an Ohio limited liability company

The Scotts Company LLC, an Ohio limited liability company

EG Systems, Inc., dba Scotts LawnService, an Indiana corporation

Hyponex Corporation, a Delaware corporation

OMS Investments, Inc., a Delaware corporation

Scotts Temecula Operations, LLC, a Delaware limited liability company

Sanford Scientific, Inc., a New York corporation

Scotts Global Services, Inc., an Ohio corporation

Scotts Manufacturing Company, a Delaware corporation

Miracle-Gro Lawn Products, Inc., a New York corporation

Scotts Products Co., an Ohio corporation

Scotts Servicios, S.A. de C.V. (Mexico)1

Scotts Professional Products Co., an Ohio corporation

Scotts Servicios, S.A. de C.V. (Mexico)2

Scotts-Sierra Investments, Inc., a Delaware corporation

ASEF BV (Netherlands)

Scotts Australia Pty Limited (Australia)

Scotts Gardening Fertilizer (Wuhan) Co., Ltd. (China)

Scotts Benelux BVBA (Belgium)3

Scotts Canada Ltd. (Canada)

Scotts Czech s.r.o. (Czech Republic)

Scotts de Mexico SA de CV (Mexico)

Scotts France Holdings SARL (France)

Scotts France SAS (France)

Scotts Celaflor GmbH (Germany)

Scotts Celaflor HGmbH (Austria)

Scotts Holdings Limited (United Kingdom)

Levington Group Limited (United Kingdom)

The Scotts Company (UK) Limited (United Kingdom)

              The Scotts Company (Manufacturing) Limited (United Kingdom)

              Humax Horticulture Limited (UK)

O M Scott International Investments Limited (United Kingdom)

[1]	Scotts Professional Products Co. owns 50%
[2]	Scotts Products Co. owns 50%
[3]	OMS Investments, Inc. owns .01%

Scotts Horticulture Ltd. (Ireland)

Scotts Hungary KFT (Hungary)4

Scotts Poland Sp.z.o.o. (Poland)

The Scotts Company (Nordic) A/S (Denmark)

Turf-Seed (Europe) Limited (Ireland)5

Teak 2, Ltd., a Delaware corporation

Swiss Farms Products, Inc., a Delaware corporation

[4]	OMS Investments, Inc. owns 3%
[5]	Not wholly-owned, owned 51% by Tempoverde, Srl.